INDUSTRY LEADERS(R) FUND

                         INVESTMENT MANAGEMENT AGREEMENT

May 20, 2004

Claremont Investment Partners(R) LLC
104 Summit Avenue, Box 80
Summit, NJ 07901

Ladies and Gentlemen:

Industry Leaders(R) Fund, a Delaware business trust (the "Trust"), is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). A list of the Trust's current series and classes is attached hereto as Exhibit A.

Each series of the Trust invests and reinvests its assets in a portfolio of securities and investments. The Trust hereby engages you to act as its investment manager for each series of the Trust authorized now or in the future subject to the terms and conditions of this Management Agreement (this "Agreement").

SECTION 1.  Investment Management Services.

You shall use your staff and other facilities to conduct and maintain a continuous review of each series' portfolio of securities and investments, and shall advise and assist each series of the Trust with respect to the selection, acquisition, holding and disposal of securities and investments. In so doing, you shall be guided by the investment objectives and policies of each series delineated and limited in documents filed with the U.S. Securities and Exchange Commission (the "Commission"), by policies adopted by the Board of Trustees of the Trust (the "Board") and by the provisions of the 1940 Act and the rules thereunder, so that at all times the Trust shall be in compliance with its policies and the provisions of the 1940 Act. The Trust agrees to supply you with copies of all such documents and to notify you of any changes in its investment objectives, policies and restrictions.

In rendering services to the Trust pursuant to this Agreement, you may employ, retain or otherwise avail yourself of the services or facilities of other persons or organizations for the purpose of providing you and/or the Trust with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice or

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assistance as you may deem necessary, appropriate or convenient for the discharge of your obligations under this Agreement or otherwise helpful to the Trust or in the discharge of your overall responsibilities with respect to the other accounts for which you or your affiliates serve as investment manager.

You and any person performing executive, administrative or trading functions for the Trust, whose services were made available to the Trust by you, are specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities or to cause the Trust to pay a member of a securities exchange or any other securities broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange or broker or dealer would have charged for effecting that transaction if you or such person determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided by such member, broker or dealer, viewed in terms of either that particular transaction or your or such person's over-all responsibilities with respect to the accounts as to which you or such person exercise investment discretion.

You shall maintain a record of all the investments and securities which comprise the portfolios of each series of the Trust and shall furnish to the Board, at its regularly scheduled meetings and at such other times as the Board may reasonably request, a resume of the portfolios and report on all matters pertaining to your services as investment manager. In addition, you shall furnish the Trust with such statistical information reasonably available to you as the Board shall reasonably request.

SECTION 2.  Intellectual Property Rights

The Trust acknowledges that any and all intellectual property rights associated with the names "Industry Leaders(R) Fund", "Industry Leaders(R) Portfolio Strategy ", "Industry Leaders(R) Index" and "Industry Leaders(R) Strategy Model" any and all copyrights, trademarks, and trade names associated therewith (collectively, the "Marks") belong exclusively to you. You hereby grant to the Trust a limited-use exclusive license with respect to the right of usage of the Marks for purposes of activities related to operating and marketing an open-end mutual fund registered with the Commission under the 1940 Act. Such right is irrevocable during the term of this Agreement, but exclusive to the Trust only to the extent of the foregoing grant. The Trust agrees to comply with limitations on the use of the Marks in accordance with the 1940 Act and/or the regulations of the National Association of Securities Dealers, and the Trust shall further undertake to use reasonable efforts to ensure that Trust personnel, its distributors, service providers and its other representatives do the same. The Trust shall have the right to reproduce the Marks on documents

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filed with the Commission and any other Trust communications, including, but not limited to, prospectuses, business cards, letterhead stationery, and Trust marketing materials. The Trust shall not use the Marks in a disparaging manner. The Trust shall not take any action which is inconsistent with your ownership of the Marks. The Trust agrees to include correct trademark, trade name, copyright, trade secret and patent notices for the Marks on all materials and equipment where appropriate. The Trust shall not remove, alter, cover, obfuscate or otherwise deface any Mark on any promotional or advertising material used in conjunction with operation of the Trust. In addition, The Trust acknowledges and agrees that you have reserved the right to use the Marks in your own business activities and/or grant the use of the Marks to, and to withdraw such right from, any other business or other enterprise, except within the scope of the limited-use exclusive right set forth above, and that you further reserve the right to withdraw from the Trust the right to use said Marks and will withdraw such right if the Trust ceases to employ, for any reason, you, an affiliate or any successor as adviser of the Trust. In the event this Agreement is terminated
(a) by you or (b) by the Trust for Cause (as defined below), then the Trust shall continue to have the right to use the Marks for a period of six (6) months from the effective date of such termination. In the event this Agreement is terminated by the Trust without Cause, then the Trust's right to use the Marks shall cease sixty (60) days from the effective date of such termination. For purposes of the foregoing, "Cause" shall mean a finding by the Board, based upon reasonable evidence, that you have: (i) intentionally or repeatedly failed to perform the duties set forth in this Agreement, (ii) engaged in dishonest or willful misconduct in the performance of such duties or (iii) willfully violated any law, rule or regulation promulgated by a government entity or agency which either singly or in the aggregate would have a materially adverse effect on the Trust.

SECTION 3.  Additional Services to be Furnished.

You shall coordinate with the Trust's other service providers to assure the maintenance of the books and financial records of the Trust and shall perform such other services as are reasonably incidental to the foregoing duties, including reviewing the Trust Custodian's record keeping. You shall coordinate with the Trust's other service providers to assure the computation of the net asset value of the shares of each class of each series of the Trust (in accordance with the Trust's Prospectus and the instructions of the Board) and shall coordinate with the Trust's distributor, if any, to assure the provision of any statements with respect to the net assets of each series of the Trust and the net asset value per share of each class of each series of the Trust at such times, and in such forms, as the Trust may prescribe. You shall coordinate with other service providers to the Trust to assure the maintenance of office space reasonably suited to the Trust's ministerial operations and with its bookkeeping, internal accounting and administrative requirements, and shall permit such of your directors, officers and employees as may be elected as

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

Trustees or officers of the Trust to serve in the capacities to which they are elected without additional compensation from the Trust. You shall also make recommendations with respect to other aspects and affairs of the Trust as from time-to-time requested by the Board. All services to be furnished by you under this Agreement may be furnished through directors, officers or employees of you or your affiliates.

In acting under this Agreement, you shall be an independent contractor and shall not be an agent of the Trust except as explicitly mandated herein. The investment policies, the administration of its business and affairs and all other acts of the Trust are and shall at all times be subject to the approval and direction of the Board.

SECTION 4.  Multiple Capacities.

Nothing in this Agreement shall be deemed to prohibit you or your affiliates from acting, and being separately compensated for acting, in one or more capacities on behalf of the Trust. The Trust understands that you and your affiliates may, in the future, act as investment manager or in other capacities on behalf of other investment companies and customers. While information and recommendations you supply to the Trust shall in your judgment be appropriate under the circumstances and in light of the investment objectives and policies of the Trust, they may be different from the information and recommendations you supply to other investment companies and customers. You shall give the Trust equitable treatment under the circumstances in supplying information, recommendations and any other services requested of you, but you shall not be required to give preferential treatment to the Trust as compared with the treatment given to any other investment company or customer. Whenever you shall act in multiple capacities on behalf of the Trust, you shall maintain the appropriate separate accounts and records for each such capacity.

SECTION 5.   Payment of Expenses.

You shall assume and pay all of your own costs and expenses under this Agreement. In addition, You assume and shall pay, or reimburse the Trust for, all expenses incurred in the operation of the Trust, except for the Management Fee, the Administration Fee and the Shareholder Servicing Fee, each as set forth in the Trust's Registration Statement, as amended from time-to-time and as filed and in effect with the Securities and Exchange Commission. In particular, but without limitation, you hereby assume and agree to bear the cost of and pay any and all of the following costs and expenses of the Trust:

      (a)   a distribution agreement, if any;

      (b)   services of independent public auditors;

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      (c)   services pertaining to fund accounting and transfer agency services;

      (d)   an administrative services agreement;

      (e) the Fidelity Bond, directors and officers insurance, and any and all other insurance policies;

      (f) a custody agreement and all charges of custodians (including fees as custodian, escrow agent, for keeping books and performing portfolio valuations);

      (g)   services of legal counsel to the Trust;

      (h) any and all other agreements entered into by the Trust, to the extent permitted by the 1940 Act, related to expenses of issue, repurchase or redemption of shares, expenses of registering or qualifying shares for sale, association membership dues, dividend disbursing agents, and, to the extent not paid by third parties under one or more of the foregoing agreements,

      (i)   interest expenses incident to the Trust's existence; and

      (j) expenses of preparing, printing and distributing prospectuses and all proxy materials, reports and notices to shareholders, out-of-pocket expenses of trustees and fees of all trustees, including those who are not "interested persons", and all costs related to the foregoing, including.

SECTION 6.  Compensation for Services.

Each class of Shares of the Trust will pay to you a management fee at the annualized rate set forth on Exhibit A attached hereto (the "Management Fee Rate"). The amount payable to you shall be calculated each calendar day as the product of 1/365th (except during leap years, which shall be calculated as 1/366th) of the Management Fee Rate multiplied by the respective class average daily Net Asset Value from the immediately preceding business day (each, a "Daily Calculated Fee"). The aggregate of the Daily Calculated Fees shall be payable to you in arrears on the first business day of each month with respect to the preceding month (collectively, the "Management Fee").

SECTION 7.  Liability of the Investment Manager, etc.

You shall be liable for your own acts and omissions caused by your willful misfeasance, bad faith or gross negligence in the performance of your duties or by your reckless disregard of your obligations under this Agreement, and nothing in this Agreement shall protect you against any such liability to the Trust or its security holders. You shall not be liable for the acts and omissions of any agent employed by you, nor for those of any bank, trust company, broker or other person with whom, or into whose hands, any monies, shares of the Trust or

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

securities and investments may be deposited or come, pursuant to the provisions of this Agreement. You shall not be liable for any defect in title of any property acquired, nor for any loss unless it shall occur through your own willful default. Subject to the first sentence of this section, you shall not be liable for any action taken or omitted on advice, obtained in good faith, of counsel, provided such counsel is satisfactory to the Trust.

SECTION 8.   Termination of Agreement.

This Agreement may be terminated at any time, without the payment of any penalty, upon 30 days' written notice by the terminating party to the other party, by you or by the Trust, acting pursuant to a resolution adopted by its Board or by a vote of shareholders in accordance with the requirements of the 1940 Act. This Agreement shall automatically terminate in the event of its assignment. Termination shall not affect rights of the parties which have accrued prior thereto.

SECTION 9.   Duration of Agreement.

Unless sooner terminated, this Agreement shall continue in effect for one year. The renewal and continuation of this Agreement shall be specifically subject to approval in accordance with the requirements of the 1940 Act by a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of you or of the Trust, cast in person at a meeting specifically called for the purpose of voting on such approval.

SECTION 10.  Definitions.

The terms "assignment" and "interested person" when used in this Agreement shall have the meanings given such terms in the 1940 Act and the rules and regulations thereunder.

SECTION 11.  Obligation of the Trust.

The Trust's Declaration of Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this Agreement is made and executed on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Agreement are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of one or more classes or series of the Trust.

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SECTION 12.  Concerning Applicable Provisions of Law, etc.

This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions in this Agreement conflict with any such applicable provisions of law, the latter shall control.

SECTION 13.  Counterparts.

This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 14.  Effective Date.

This Agreement is effective upon such date on or after its initial approval in accordance with the 1940 Act as may be agreed upon by the parties.

                            [Signature Page Follows]




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If the foregoing correctly sets forth your understanding of our agreement, please sign where indicated below and return an executed copy of this Agreement to the Trust.

Very truly yours,

INDUSTRY LEADERS(R) FUND

By:
        -----------------------------------
        Name:  Gerald P. Sullivan
        Title: President


Attest:
        -----------------------------------
        Name:  Travis L. Gering


Accepted and agreed to as of the date first set forth above

CLAREMONT INVESTMENT PARTNERS(R) LLC

By:
        ------------------------------------
        Name:  Gerald P. Sullivan
        Title: President


Attest:
        ------------------------------------
        Name:  Travis L. Gering



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                           EXHIBIT A

Share Class     Fee
-----------     ---

     D          0.30% of average daily net assets
     I          0.30% of average daily net assets
     L          0.30% of average daily net assets






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